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                                                                      Exhibit 16
May 22, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sir:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated May 22, 2002 of Courtyard by Marriott II Limited Partnership filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,




/s/ARTHUR ANDERSEN LLP


Copy to:     Matthew Whelan
             Vice President
             Courtyard by Marriott II Limited Partnership